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                                                                   EXHIBIT 10.11

MASTER SERVICE AGREEMENT NO. TALK0001

        This Master Services Agreement (this "Agreement") is entered into as the 19th day of April, 1999 ("Effective Date") by and between the entity indicated on the Services Order Form attached hereto, with an office at the address listed on the Services Order Form, ("Client"), and Frontier Global Center, Inc., a corporation with offices at 1154 E. Arques Ave. Sunnyvale, CA 94080 ("GlobalCenter"), and describes the terms and conditions pursuant to which Global Center shall license to Client certain Software and provide certain Services (as defined below).

        In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agrees as follows:

1. NATURE OF AGREEMENT This is an Agreement for the provision by GlobalCenter of Internet connectivity services (the "Bandwidth"), the lease of equipment to provide such services (the "Hardware"), the availability of space to store and operate such Hardware ("Space") and the licensing of software to provide such Services (the "Software"), together comprising an Internet connectivity and collection package to be provided by GlobalCenter under this Agreement (together, the "Services").

2.      SERVICE ORDERS

2.1. ORDERS. Client may issue one or more service orders describing the Bandwidth. Space, Hardware, and Software that Client desires ("Service Order"). Each Service Order will set forth the prices, initial term of Services and other information in the form set forth in the Service Order Form. No Service Order shall be effective until accepted by GlobalCenter. All Service Orders will be subject to the terms and conditions of this Agreement, and the terms of this Agreement shall supersede any terms and conditions which may appear on Client's order form, or purchase order.

2.2. CANCELLATION. In the event that Client cancels or terminates a Service Order at any time for any reason whatsoever other than expiration of a Service Order or a Service Interruption (as defined below). Client agrees to pay GlobalCenter as a cancellation fee all Monthly Recurring Charges specified in the Service Order for the balance of the term therefor, which shall become due and owing as of the effective date of cancellation or termination.

2.3. IP ADDRESSES. GlobalCenter may assign on a temporary basis a reasonable number of Internet Protocol Addresses ("IP Addresses") from the address space assigned to the GlobalCenter by InterNIC. Client acknowledges that the IP Addresses are the sole property of GlobalCenter, are assigned to Client as part of the Service, and are not "portable," as such term is used by InterNIC. GlobalCenter reserves the right to change the IP Address assignments at any time; however, GlobalCenter shall use reasonable efforts to avoid any disruption to Client resulting from such renumbering requirement. GlobalCenter will give Client reasonable notice of any such renumbering. Client agrees that it will have no right to IP Addresses upon termination of this Agreement, and that any renumbering required of Client after termination shall be the sole responsibility of Client.

3.      SOFTWARE LICENSE AND RIGHTS

3.1. LICENSE. During the term of the applicable Service Order. GlobalCenter grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Hardware in conjunction with the Services.

3.2. PROPRIETARY RIGHTS. This Agreement transfers to Client neither title nor any proprietary or intellectual property rights to the Software, Hardware, documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

3.3. LICENSE RESTRICTIONS. Client agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.4.1. copy the Software except as expressly allowed under this Agreement. In the event Client makes any copies of the Software, Client, shall reproduce all proprietary notices of GlobalCenter on any such copies;

3.4.2. reverse engineer, decompile, disassemble, or otherwise attempt to derive source code from the Software:

3.4.3.  sell, lease, license or sublicense the Software or the documentation;

3.4.4. write or develop any derivative software or any other software program based upon the Software or any Confidential information (as defined below); or

3.4.5. use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis.

4.      HARDWARE TERMS AND CONDITIONS

4.1. INSTALLATION. GlobalCenter will use commercially reasonable efforts to install the Hardware as the Hardware is shipped to GlobalCenter. At Client's request, GlobalCenter will work with the Client on an installation plan to define installation time frame and requirements.

4.2. PURCHASE AND TITLE OF HARDWARE. If so indicated on the Service Order, Client shall purchase the Hardware and deliver, at Client's expense, the Hardware to the Space. Client agrees that the Hardware shall reside at the Space during the term of this Agreement.

4.3. LEASE OF HARDWARE. If so indicated on the Service Order, Client shall lease the Hardware, and GlobalCenter shall obtain and deliver to the Space the Hardware. In the event Client lease the Hardware, the following terms and conditions shall apply: The Hardware is and shall remain the property of GlobalCenter. Client shall

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not have taken, or attempt to take, any right, title or interest therein or permit any third party to take any interest therein. Client will not transfer, sell, assign, sublicense, pledge, or otherwise dispose of, encumber or suffer a lien or encumbrance upon or against the Hardware or any interest in the Hardware. Client will use the Hardware only at the Space. Client will not move the Hardware from that facility without GlobalCenter's prior written permission. Client shall be responsible for any damage to the Hardware. Client will use the Hardware only for the purpose of exercising its rights under this Agreement.

4.4. RENT TO OWN. If so indicated on the Service Order, Client shall lease the Hardware on a "rent to own" plan. In such event, all of the terms and conditions in Section 4.3 shall apply, and the following terms and conditions shall also apply. At the end of the term of the Service Order, providing Client is not in breach of this Agreement. Client shall have the option to purchase the Hardware. The purchase price shall be as indicated on the Service Order. Upon payment by Client of the purchase price, title in the Hardware shall pass to Client at the Space. Unless the Service Order is extended by mutual agreement. Client shall immediately delete, or shall allow GlobalCenter to delete, all copies of the Software, associated documentation, or any other materials of GlobalCenter resident on the Hardware.

5.      SPACE

5.1. LICENSE TO OCCUPY. GlobalCenter grants to Client a non-exclusive license to occupy the Space. Client acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space. In the event, however, that this arrangement shall be construed by the owner of the building in which the Space is situated to be such a grant and if the landlord of the building asserts such a grant to be a violation of the lease under which GlobalCenter occupies its premises. GlobalCenter agrees to cooperate with Client in obtaining the approvals Client may need to obtain from the landlord.

5.2. MATERIAL AND CHANGES. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Hardware, without obtaining GlobalCenter's prior written approval for Client to have the work performed. Alternatively, Client may request GlobalCenter to perform the work. GlobalCenter reserves the right to perform and manage any construction or alterations within the Space areas at rates to be negotiated between the Parties hereto. Client agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to GlobalCenter and obtaining GlobalCenter's advance written approval.

5.3. DAMAGE. Client agrees to reimburse GlobalCenter for all reasonable repair or restoration costs associated with damage or destruction caused by Client's personnel. Client's agents, Client's suppliers/contractors, or Client's visitors during the term or as a consequence of Client's removal of the Hardware or property installed in the Space.

5.4. INSURANCE. Unless otherwise agreed. Client agrees to maintain, at Client's expense, (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Collection Space, Client shall furnish GlobalCenter with certificates of insurance which evidence the minimum levels of insurance set forth herein. Client shall also maintain insurance covering Hardware or property owned or leased by Client against loss or physical damage.

5.5. REGULATIONS. Client shall comply with and not violate all of GlobalCenter's safety, health and operational rules and regulations, which may be amended by GlobalCenter from time to time. Client's failure to comply with GlobalCenter's rules and regulations shall constitute a material default under this Agreement. GlobalCenter may, in its sole discretion, limit Client's access to a reasonable number of authorized Client employees or designees. Client shall not interfere with any other clients of GlobalCenter, or such other clients' use of the Space.

5.6. DISCLAIMER. GlobalCenter does not make any representation or warranty whatsoever as to the fitness of the Space for Client's use. Client hereby assumes any and all risks associated with Client, its agents or employees' use of the Space and shall indemnify, defend and hold harmless GlobalCenter from any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with such use.

6.      SERVICE INTERRUPTIONS

6.1 99% UPTIME GUARANTEE. In the event of Downtime (as defined below), the monthly fee payable for the Services shall be reduced as follows:

        6.1.1. If the total Downtime in the calendar month is more than seven and seven and two-tenths (7.2) hours, but does not exceed fourteen and four-tenths (14.4) hours, the monthly fee for that month shall be reduced by one-third (33.3%);

        6.1.2. If the total Downtime in the calendar month is more than fourteen and four tenths (14.4) hours, but does not exceed twenty-one and six tenths (21.6) hours, the monthly fee for that month shall be reduced by two-thirds (66.6%); and

        6.1.3. If the total Downtime in the calendar month is more than twenty-one and six-tenths (21.6) hours, the monthly fee for that month shall

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        be waived.

For the purposes of this Section, Downtime shall mean any interruption of one
(1) minute or more in the availability to users of any Web site residing on the Hardware and made available through the Services, only if such interruption is due to either (i) Failure by Global Center to manage a server anomaly so as to avoid interruption in Web availability, or (ii) a disruption in the connection between any such server and the Internet. For purposes of this Section, the Internet is deemed to consist of services that commence where GlobalCenter transmits a Client's content to GlobalCenter's carrier(s) at the GlobalCenter border router port(s). Such carriers provide GlobalCenter with private and dedicated bandwidth. GlobalCenter undertakes no obligation for the circuit or link between GlobalCenter's facilities and such carrier's services. If router packet loss is excess of seventy percent (70%) and is sustained for sixty (60) seconds or more, GlobalCenter will classify this an "outage." If an "outage" continues for a time period of more than two (2) minutes, then such outage will be deemed Downtime.

6.2. INVESTIGATION OF SERVICE INTERRUPTIONS. At Client's request. GlobalCenter will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. GlobalCenter reasonably determines that all facilities, systems and equipment furnished by GlobalCenter are functioning properly, and that Downtime arose from some other cause, GlobalCenter reserves the right to recover labor and materials cost for services actually performed at the usual and customary rates for similar services provided by GlobalCenter to clients in the same locality.

6.3. TERMINATION. Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve
(12) month period, or any continuous Downtime of eight (8) hours or more.

6.4. SOLE REMEDY. The terms and conditions of this Section 6 shall Client's sole remedy and GlobalCenter's sole obligation for any Downtime.

7. USER CONTENT. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents and warrants that it and any User will not use the services for unlawful purposes (including without limitation infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, photography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include without limitation distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or Illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If GlobalCenter has reasonable grounds to believe that Client or a User is utilizing the Services for any such illegal or disruptive purpose, GlobalCenter may suspend or terminate Services Immediately upon notice to Client. Client shall defend, indemnify, hold harmless GlobalCenter from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content.

8.    PRICING AND PAYMENT TERMS

8.1. PAYMENT TERMS. Client shall pay the fees set forth in the Services Order Form according to the terms set forth therein. Client agrees to pay a late charge of two percent (2%) above the prime rate as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of receipt of invoice.

8.2. LATE PAYMENTS. In the event of non-payment by Client of sums over-due hereunder for more than sixty (60) days, GlobalCenter may upon written notice to Client either retain any equipment or other assets of Client then in GlobalCenter's possession and sell them in partial satisfaction of such unpaid sums, or request Client to remove equipment from GlobalCenter's premises within ten (10) days. If Client fails to so remove, GlobalCenter may deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery.

8.3. PRICE INCREASES. GlobalCenter shall not increase the prices for services during the initial term of any Service Order, but may thereafter change prices upon sixty (60) days written notice.

9. MAINTENANCE AND SUPPORT. GlobalCenter shall provide Client with maintenance and support of the Software and Hardware, if any ("Maintenance and Support") as specified in the Service Specification.

9.1. EXCLUSIONS. Maintenance and Support shall not include services for problems arising out of (a) modification, alteration or addition or attempted modification, alteration or addition of the Hardware or Software undertaken by persons other than GlobalCenter or GlobalCenter's authorized representatives; or
(b) programs or hardware supplied by Client.

9.2. CLIENT DUTIES. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to GlobalCenter. Client shall take all steps necessary to carry out procedures for the ?? of errors or malfunctions within a reasonable time after such procedures have been received from GlobalCenter. Client shall maintain a current backup copy of all programs and data. Client shall property train its personnel in the use and application of the Hardware and Software.

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10.    TERM AND TERMINATION

10.1. TERM. The term of this Agreement shall commence on the Effective Date and continue indefinitely terminated in accordance with this Section 10. The term of each Service Order shall be as indicated therein. The term of any Service Order may be extended upon mutual agreement.

10.2. TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default. In the event this Agreement is terminated due to GlobalCenter's breach. GlobalCenter shall refund to Client any Services fees on a straight line prorated basis.

10.3. TERMINATION UPON INSOLVENCY. This Agreement shall terminate, effective upon delivery of written notice by a party. (i) upon the institution of Insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party: or (iii) upon the dissolution of the other party.

10.4. EFFECT OF TERMINATION. The provisions of Sections 1, 2.3, 3.2, 3.3, 7, 10.4, 11, 12, 13 and 14 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

11. CONFIDENTIAL INFORMATION. All information identified disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential ("Confidential Information") shall remain the sole property of Disclosing Party. Except for the specific rights granted by this Agreement, Receiving Party shall not use any Confidential Information of Disclosing Party for its own account. Receiving Party shall use the highest commercially reasonable degree of care to protect Disclosing Party's Confidential Information. Receiving Party shall not disclose Confidential Information to any third party without the express written consent of Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written agreement with Receiving Party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to Receiving Party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to Disclosing Party upon request.

12. LIMITATION OF LIABILITY. GLOBALCENTERS LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO GLOBALCENTER UNDER THIS AGREEMENT. IN NO EVENT SHALL GLOBALCENTER BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER, CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF GLOBALCENTER HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

13. DISCLAIMER OF WARRANTIES. GLOBALCENTER SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY GLOBALCENTER HEREUNDER.

14.    MISCELLANEOUS

14.1. INDEPENDENT CONTRACTOR. The relationship of GlobalCenter and Client established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.2 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

14.3. ASSIGNMENT. Client may not assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void.

14.4. GOVERNING LAW. This Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles. The parties hereby agree to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California.

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14.5.   ENTIRE AGREEMENT AND WAIVER. This Agreement shall constitute the entire agreement between GlobalCenter and Client with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby, including without limitation any non-disclosure agreement previously executed between the parties. This Agreement may be changed only by written agreement signed by both GlobalCenter and Client. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

14.6. SEVERABILITY. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

14.7. NON-SOLICITATION. During the term of this agreement and for a period of one (1) year thereafter, Client shall not solicit, nor attempt to solicit the services, of any employee or subcontractor of GlobalCenter without the prior written consent of GlobalCenter.

14.8. SUBSTITUTION. GlobalCenter may substitute, change or modify the Software or Hardware at any time, but shall not thereby after the technical parameters of the Services.

Frontier GlobalCenter  TalkCity, Inc.

______________________________               ______________________________
By: /s/ Signature Illegible                  By: /s/ Signature Illegible
Title: SR. VP. Frontier GlobalCenter         Title: VP of Engineering
       -----------------------------                -----------------

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SERVICE SPECIFICATION
---------------------

COLLOCATION SERVICE

GlobalCenter will provide a level of service which includes the following features and options:

GENERAL FEATURES:

MAINTENANCE OF THE SPACE (INCLUDING JANITORIAL SERVICES):

In connection with the Space made available hereunder, GlobalCenter or its landlord shall perform services that support the overall operation of each Space at no additional charge to Client. Those services include the following:

*  Janitorial Services
*  24 x 7 Access to the Space
*  Authorized Security System Access to Raised Floor Collocation Space
*  Primary A/C 110 volt Power to the Space
* Backup Power- UPS Systems & Battery Plant (30 - 60 minute survivability objective)
*  Generator Back-up (Sustained backup power)
*  HVAC Systems for facility air conditioning
*  Fire Control Systems
*  Network Monitoring Systems
*  Redundant Network Connectivity and Hardware
*  19" Rack Spaces for installation of Hardware
* 10-base-T or 100-base-T switched port with direct high speed Internet backbone connection.

24X7 NOC SUPPORT: Will provide proactive site monitoring with ExpressLane TM statistics on Client information base; including bandwidth usage, statistics and network availability reporting, host monitoring and management interface, access to GlobalCenter incident tracking system to expedite fault resolution and remote server reboot.

24X7 CONSOLE ACCESS: GlobalCenter facilities in Sunnyvale and Herndon will provide systems which allow Clients access to a terminal with a connection to servers inside the Data Centers.

GLOBALCENTER ESCALATION PLAN AND PROCEDURES: To be provided in the GlobalCenter Welcome Package 5-10 days after contract signing.

RIGHT-OF-WAY AND ACCESS:

GlobalCenter will allow 24 x 7 access and right-of-way to Client Hardware located in GlobalCenter facility at no charge. Clients will be escorted at all times while in the facility. Access to the facilities will not be unreasonably be withheld by GlobalCenter to Clients for performing appropriate procedures and maintenance of Hardware, facilities, and systems.

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Global Center Inc. Master Service Agreement Customer I.D. / MSA # Liv - 0001

This Master Service Agreement between the below named CLIENT and Global Center Inc. (Collectively referred to as the "PARTIES") establishes the terms and conditions under which PROVIDER will provide communications services to the Client.

CLIENT: Live World
PLACE OF BUSINESS:
ADDRESS:
307 Orchard City Drive, Suite 304
Campbell, CA 95008

ATTENTION: Chris Christensen
PROVIDER:
Global Center Inc.
1154 East Arques Avenue
Sunnyvale, CA 94086

1. The PARTIES allow that the CLIENT may issue one or more service orders ("Service Orders") outlining certain services which CLIENT desires to purchase from PROVIDER. These service orders will set forth the prices, minimum term of service and other service specific details. All service orders will be subject to the terms and conditions of this Master Service Agreement for the duration of the service order. No term or condition hereof shall be modified except by written agreement of both Parties and any preprinted terms and conditions which may appear on Clients order form are expressly rejected and are void. As used in this document the word "Term" shall mean the total duration of a Service Order and the phrase "Initial Term" shall mean the first six (6) months of service. The word "Agreement" shall apply to all promises, terms and conditions of the PARTIES contained in this Master Service Agreement or a Service Order.

1. The Initial Term of this agreement shall be as set forth in the Service Orders placed hereunder and shall extent thereafter until terminated by either party upon no less than (60) days prior written notice. In addition, PROVIDER shall not increase pricing during the Initial Term, but thereafter may increase pricing upon 60 days written notice. PROVIDER may terminate this agreement or suspend service hereunder at any time upon: (a) any failure of CLIENT to pay any undisputed amounts as provided in this Agreement, which shall permit PROVIDER to terminate this agreement and suspend service upon (10) days written notice to CLIENT; (b) any breach by CLIENT of any material provision of this Agreement continuing for (15) days after receipt of notice thereof; (c) any insolvency, bankruptcy, assignment for the benefit of creditors, appointment of a trustee or receiver with respect to CLIENT; or (d) any governmental prohibition or required alteration of services to be provided hereunder or any violation of an applicable law, rule or regulation. Any termination shall not relieve CLIENT of its obligation to pay any charges incurred hereunder prior to such termination. The PARTIES rights and obligations which by their nature would extent beyond the termination, cancellation or expiration of this agreement shall survive such termination cancellation or expiration.

2. During the term CLIENT shall pay PROVIDER for services at the rates set forth in the Service Order. All amounts owed by CLIENT shall be paid within
     (30) days after the date of receipt of the invoice. Provider reserves the right to charge interest on all delinquent payments at an annualized rate of two (2) percentage points above the prime rate as announced in the Wall Street Journal at the time of assessment.

3. PROVIDERS bill shall separately identify any excise, sales, use or other taxes legally applicable to PROVIDERS provision of service or equipment to CLIENT. All such taxes, however designated shall be paid by CLIENT in addition to any other amount owing. PROVIDER will not collect any otherwise applicable tax if CLIENT first provides PROVIDER with a valid tax exemption certificate.

4. PROVIDER may substitute, change or rearrange any equipment, facility or system used in providing services at any time, but shall not thereby alter the technical parameters of the services provided thereunder.

5. For purposes of canceling and or terminating a service provided under this agreement for a PROVIDER service interruption, such unscheduled service interruption must equal either twenty four (24) hours of cumulative service outages during any continuous six (6) month period or a single outage of eight (8) hours or more.

6. The foregoing states CLIENT'S sole remedy for service interruption under the

Confidential and Proprietary Property of Global Center Inc. MSA - Rev. 1.1 7/97
I
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     Agreement, and in no event shall Provider be liable for harm of business, lost revenues, lost savings, or lost profits suffered by CLIENT, regardless of the form of action. whether in contract warranty, strict liability, or tort, including without limitation negligence of any kind, whether active or passive.

7. PROVIDER'S entire liability for any claim, loss, damage, or expense from any cause whatsoever shall in no event exceed sums actually paid to Provider by Client, NOTWITHSTANDING THE FOREGOING, NEITHER PROVIDER NOR CLIENT SHAL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES. No action or proceeding against either PARTY shall be commenced by the other PARTY more than one
     (1) year after service is rendered.

8. EXCEPT FOR THE WARRANTIES MADE IN THIS SECTION, NEITHER CLIENT OR PROVIDER MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY. PROVIDER shall not be liable to CLIENT for damages to property of personal injury or for alteration, theft, loss or destruction of data, programs or systems from accident, fraud, third party intrusion or otherwise unless the same shall have been caused by the gross negligence or intentional act of PROVIDER.

9. In the event that CLIENT cancels or terminates service at any time during the Initial Term of this Agreement or any renewal thereof for any reason whatsoever other than a service interruption (as described in Paragraph 5 above), Client agrees to pay PROVIDER as liquidated damages (which shall not be deemed a penalty) the following sums which shall become due and owing as of the effective date of cancellation or termination and be payable in accordance with Paragraph 3 above: (1) all Recurring Charges specified in the Service Order for the balance of the Initial Term of this Agreement. In the event of non-payment by Client of sums over-due hereunder for more than sixty (60) days, Provider may upon written notice to CLIENT either retain any equipment or other assets of CLIENT then in PROVIDER'S possession and sell them in partial satisfaction of such unpaid sums, or request CLIENT to remove equipment from PROVIDER'S premises within ten (10) days. If Client fails to so remove, PROVIDER may deliver the equipment to CLIENT at the latter's address for notices at CLIENT'S expense for shipment and insurance, and CLIENT shall be obligated to accept such delivery.

10. If applicable, CLIENT shall be liable for any damage to PROVIDER equipment, facility, and system which is caused by: negligent or willful acts or omissions of CLIENT or its agents, employees or suppliers.

11. Client is solely responsible for the content of any transmissions using PROVIDER'S services, or any other use of PROVIDER'S services by CLIENT or by any person or entity Client permits to access Provider's services (a "User"). Client agrees that it and any User will not use the services for illegal purposes (including but not limited to infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, mail fraud, invasion of privacy, pornography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include, but are not limited to, distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If PROVIDER has reasonable grounds to believe that CLIENT is utilizing the services for any such illegal or disruptive purpose, PROVIDER may suspend or terminate its services to CLIENT hereunder immediately upon notice to CLIENT. CLIENT shall defend, indemnify, hold harmless PROVIDER from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person based upon the content of any transmissions by CLIENT or any User using PROVIDER'S services or any other use of PROVIDER'S services by CLIENT or any User. Client represents that PROVIDER'S services hereunder shall not infringe the intellectual property rights of third party suppliers to CLIENT. CLIENT shall defend, indemnify, and hold harmless Provider from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person based upon alleged infringement.

12. If so requested, PROVIDER may assign on a temporary basis a reasonable number of Internet Protocol ("IP") addresses from the address space assigned to the Provider by the InterNIC. The CLIENT acknowledges that these addresses are the property of PROVIDER, are assigned to CLIENT as a service by PROVIDER, and are not portable as such term is used by InterNIC. PROVIDER reserves the right to change these address assignments at any time during the term of this Agreement if the architecture of Provider's network so requires it; however, PROVIDER shall use reasonable efforts to avoid any disruption to CLIENT resulting from a renumbering requirement. PROVIDER will give CLIENT as much notice as possible of any requirement to renumber. CLIENT agrees that the addresses provided by PROVIDER shall be returned to PROVIDER on the effective date of termination of this Agreement, and that any renumbering required of CLIENT thereafter shall be the sole responsibility of CLIENT.

13. Neither Party may assign its rights or obligations under this Agreement, by operation of law or otherwise, without the express written consent of the others, except that a Party may assign this Agreement to an affiliate commonly owned and controlled by or with the Party or to any other third party in connection with the merger or acquisition of the Party or sale of all or substantially all of its assets used primarily in connection with this Agreement. CLIENT represents that it is purchasing PROVIDER'S services for use in CLIENT'S business and agrees that it will not assign, sell or make available all or any part of such purchase or services to any competitor of PROVIDER.

14. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remainder of this Agreement shall nevertheless remain unimpaired and in effect.

15. No license, joint venture or partnership, express or implied, is granted by PROVIDER pursuant to this Agreement.

16. Except for payment of money, neither PARTY shall be liable for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by an event of Force Majeure, including but not limited to, fire, flood, explosion, accident, war, strike, embargo, governmental requirement, civil or military authority, Act of God, inability to secure materials, labor or transportation, acts or omissions of common carrier or warehouseman, failure of performance by third-party supplier, or any other causes beyond its reasonable control. Any such delay or failure shall suspend the Agreement until the Force Majeure condition ceases and the Term shall be extended by the length of the suspension.

17. If this Agreement is entered into by more than one Client, each is jointly and severally liable for all agreements, covenants and obligations herein.

18. This Agreement shall be governed by the laws of the State of California without regard to its choice of law provisions. The Parties agree that the exclusive jurisdiction for all actions on claims hereunder or relating hereto shall be the state and/or federal courts located the Northern District of California. In any action between the PARTIES to enforce any material provision of this Agreement, the prevailing PARTY shall be entitled to recover its legal fees and court costs from the non-prevailing PARTY in addition to whatever other relief a court may award.

19. Each person executing this Agreement on behalf of PROVIDER or CLIENT represents and warrants that such person has been fully empowered to do so, and that all necessary corporate actions (if any) required for the execution of agreements have been taken.

20. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall be constitute one and the same instrument.

21.  The following are incorporated herein by reference and are agreed to by the
     Parties:

GLOBAL CENTER INC.

/s/ Signature Illegible
By: _________________

Title: President

Date: 9/22/97

CLIENT:

/s/ Signature Illegible
By: ______________

Title: Director of Engineering
Date: 9/21/97

Confidential and Proprietary Property of Global Center Inc. MSA - Rev. 1.1 7/97
3